UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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HEALTH MANAGEMENT ASSOCIATES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTH MANAGEMENT ASSOCIATES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 15, 2005

The Annual Meeting of Stockholders of HEALTH MANAGEMENT ASSOCIATES, INC. (the “Company”) will be held at the Ritz-Carlton Golf Resort Naples, 2600 Tiburon Drive, Naples, Florida 34109 on Tuesday, February 15, 2005 at 1:30 p.m., local time, for the following purposes, all as more fully described in the accompanying proxy statement:

1.	To elect eight directors of the Company.

2.	To transact such other business as may properly come before the Annual Meeting of Stockholders or at any adjournments thereof.

The Board of Directors has fixed the close of business on December 20, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

Timothy R. Parry
Corporate Secretary

Dated: January 13, 2005

Health Management Associates, Inc.
5811 Pelican Bay Boulevard
Naples, Florida 34108-2710

PROXY STATEMENT

GENERAL

This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Health Management Associates, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company, which will be held on Tuesday, February 15, 2005, at 1:30 p.m., local time, and at any adjournments thereof (the “Meeting”). This proxy statement and accompanying form of proxy are being first mailed to stockholders on or about January 13, 2005.

Each proxy, when properly executed and received by the Corporate Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by the filing with the Corporate Secretary prior to the Meeting of a written revocation or a duly executed proxy bearing a later date. A signed proxy will be voted FOR the election of the eight director nominees specified therein unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions.

As of December 20, 2004, the record date for the Meeting, there were 243,988,857 shares of the Company’s Class A Common Stock, par value $.01 per share (the “Common Stock”), issued and outstanding. Only holders of Common Stock of record on the books of the Company at the close of business on December 20, 2004 are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each such stockholder is entitled to one vote for each share of Common Stock registered in his name. A majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. Abstentions are counted in tabulations of votes cast to determine the total number of votes cast. Abstentions are not counted as votes for or against any matter submitted to a vote. Broker non-votes are not counted as votes cast for purposes of determining whether a matter submitted to a vote has been approved.

The Company is a Delaware corporation and, under Delaware law, stockholders do not have appraisal rights with respect to the election of directors. Directors will be elected by a plurality of the votes cast at the Meeting. The named proxies may vote in their discretion upon such other matters as may properly come before the Meeting.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other telecommunication. The Company has retained Georgeson Shareholder, a proxy soliciting firm, to assist in the solicitation of proxies for an estimated fee of $25,000. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 20, 2004 certain information concerning shares of Common Stock held by (i) each stockholder known by the Company to own beneficially more than five percent of the Common Stock, (ii) each director of the Company, (iii) each “Named Executive” (see “EXECUTIVE COMPENSATION”), and (iv) all directors and executive officers of the Company as a group:

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	No. of Shares	Percent Of Class
William J. Schoen (2) 5811 Pelican Bay Blvd. Naples, FL 34108-2710	13,488,987	5.4%
Joseph V. Vumbacco (3) 5811 Pelican Bay Blvd. Naples, FL 34108-2710	2,157,788	–
Kent P. Dauten 520 Lake Cook Road Suite 650 Deerfield, IL 60015	404,765	–
Donald E. Kiernan (4) 9142 Troon Lakes Naples, FL 34109	12,500	–
Robert A. Knox (5) 717 Fifth Avenue, Suite 1100 New York, NY 10022	226,217	–
William E. Mayberry, M.D. (6) 826 Rue de Ville Naples, FL 34108	24,312	–
William C. Steere, Jr. (7) 27471 Harbor Cove Court Bonita Springs, FL 34134	3,750	–
Randolph W. Westerfield, Ph.D. (8) University of Southern California Marshall School of Business Hoffman Hall, Suite 800 Los Angeles, CA 90089	15,000	–
Robert E. Farnham (9) 5811 Pelican Bay Blvd. Naples, FL 34108-2710	245,939	–

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	No. of Shares	Percent Of Class
Peter M. Lawson (10) 5811 Pelican Bay Blvd. Naples, FL 34108-2710	124,588	–
Jon P. Vollmer (11) 5811 Pelican Bay Blvd. Naples, FL 34108-2710	187,804	–
AXA Financial, Inc. (12) 1290 Avenue of the Americas New York, NY 10104	17,665,150	7.2
FMR Corp. (13) 82 Devonshire Street Boston, MA 20109	25,870,216	10.6
SPO Partners II, L.P., et al. (14) 591 Redwood Highway, Suite 3215 Mill Valley, CA 94941	12,691,092	5.2
All Directors and Executive Officers as a Group (12 persons) (15)	17,179,300	6.8

(1)	Unless otherwise indicated in the footnotes to the table, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. Percentages of less than one percent have been omitted from the table.

(2)	The amount shown includes: (a) 7,175,000 shares issuable upon exercise of currently exercisable options; (b) an aggregate of 5,799,820 shares held by various trusts of which Mr. Schoen is settlor, trustee and/or beneficiary; (c) 7,379 shares held in Mr. Schoen’s account under the Company’s Retirement Savings Plan, as to which shares he has investment power only; and (d) 506,788 shares held by the Schoen Foundation, of which Mr. Schoen is Chairman.

(3)	The amount shown includes: (a) 1,752,500 shares issuable upon exercise of currently exercisable options; (b) 20,633 shares held in Mr. Vumbacco’s account under the Company’s Retirement Savings Plan, as to which shares he has investment power only; and (c) 384,655 shares held by Mr. Vumbacco individually, certain of which shares are held in a self-directed IRA in which Mr. Vumbacco has the sole power of disposition.

(4)	The amount shown includes 5,000 shares issuable upon exercise of currently exercisable options.

(5)	The amount shown includes 24,313 shares issuable upon exercise of currently exercisable options.

(6)	The amount shown includes: (a) 5,062 shares issuable upon exercise of currently exercisable options; and (b) 19,250 shares held by Dr. Mayberry as Trustee of the W.E. Mayberry Trust.

(7)	The amount shown includes 1,250 shares issuable upon exercise of a currently exercisable option.

(8)	The amount shown includes 13,125 shares issuable upon exercise of currently exercisable options.

(9)	The amount shown includes: (a) 198,875 shares issuable upon exercise of currently exercisable options; (b) 20,996 shares held by Mr. Farnham directly; (c) 8,739 shares held jointly by Mr. Farnham and his wife; and (d) 17,329 shares held in Mr. Farnham’s account under the Company’s Retirement Savings Plan, as to which shares he has investment power only.

(10)	The amount shown includes: (a) 90,000 shares issuable upon exercise of currently exercisable options; (b) 12,439 shares held by Mr. Lawson directly; (c) 16,830 shares held jointly by Mr. Lawson and his wife; (d) 600 shares held in trusts for the benefit of Mr. Lawson’s children, for which he and his wife serve as co-trustees; and (e) 4,719 shares held in Mr. Lawson’s account under the Company’s Retirement Savings Plan, as to which shares he has investment power only.

(11)	The amount shown includes: (a) 157,500 shares issuable upon exercise of currently exercisable options; (b) 16,616 shares held jointly by Mr. Vollmer and his wife; and (c) 13,688 shares held in Mr. Vollmer’s account under the Company’s Retirement Savings Plan, as to which shares he has investment power only.

(12)	The amount and percentage shown and the information contained in this footnote is derived from Amendment No. 8 to Schedule 13G dated February 13, 2004 filed jointly on behalf of AXA, AXA Financial, Inc., and three French mutual insurance companies as a group. The shares shown are beneficially owned by subsidiaries of AXA Financial, Inc., Alliance Capital Management L.P. (17,048,055 shares) and The Equitable Life Assurance Society of the United States (601,964 shares), each of which operates under independent management and makes independent voting and investment decisions, and AXA Investment Managers Den Haag (5,980 shares), AXA Konzern AG (Germany) (8,451 shares) and AXA Rosenberg Investment Management LLC (700 shares), all AXA entities. All of such shares were acquired solely for investment purposes and by Alliance Capital Management L.P. on behalf of client discretionary investment advisory accounts. Alliance Capital Management L.P. and The Equitable Life Assurance Society of the United States have sole power to vote a total of 7,596,939 of such shares; Alliance Capital Management L.P. has shared power to vote 3,514,973 of such shares; Alliance Capital Management L.P. and The Equitable Life Assurance Society of the United States have sole power to dispose of 17,602,016 of such shares, and Alliance Capital Management L.P. has shared power to dispose of 48,703 of such shares. AXA Investment Managers Den Haag and AXA Konzern AG (Germany) have sole power to vote and sole power to dispose of 5,980 and 8,451 shares, respectively, and AXA Rosenberg Investment Management LLC has shared power to dispose of 700 shares.

(13)	The amount and percentage shown and the information contained in this footnote is derived from Schedule 13G (Amendment No. 5) of FMR Corp. dated February 16, 2004. The amount shown includes: (a) 23,651,275 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its acting as investment advisor to various investment companies (the “Funds”) registered under Section 8 of the Investment Company Act of 1940; and (b) 1,408,896 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of its acting as investment manager of certain institutional accounts. Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity Management & Research Company and the Funds, each has sole dispositive power with respect to the shares owned by the Funds. Sole power to vote or direct the voting of these shares resides with the Funds’ Boards of Trustees. Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power with respect to all of the shares owned by Fidelity Management Trust Company, sole power to vote 1,260,896 of such shares and no power to vote 148,000 of such shares. The amount shown also includes 345 shares held by Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., which provides investment advisory services to individuals, and 809,700 shares held by Fidelity International Limited (“FIL”), a Bermudan joint stock company, and various foreign-based subsidiaries, which provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL currently operates as an entity independent of FMR Corp. and Fidelity Management & Research Company. FRM Corp. and FIL have stated that they are of the view that they are not acting as a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and that they are not otherwise required to attribute their beneficial ownership of securities to each other. However, FMR Corp. voluntarily reports all of the shares as beneficially owned by FMR Corp. and FIL on a joint basis. FIL has sole power to vote and dispose of the 809,700 shares.

(14)	The amount and percentage shown and the information contained in this footnote is derived from Schedule 13D of SPO Partners II, L.P., et al. dated September 13, 2004. SPO Partners II, L.P., acting through its sole general partner, SPO Advisory Partners, L.P., has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 11,021,000 shares. SPO Advisory Partners, L.P., acting through its sole general partner, SPO Advisory Corp., and in its capacity as the sole general partner of SPO Partners II, L.P., has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 11,021,000 shares. San Francisco Partners II, L.P., acting through its sole general partner, SF Advisory Partners, L.P. , has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 715,900 shares. SF Advisory Partners, L.P., acting through its sole general partner, SPO Advisory Corp., and in its capacity as the sole general partner of San Francisco Partners II, L.P., has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 715,900 shares. SPO Advisory Corp., acting through its controlling persons and in its capacities as the sole general partner of each of SPO Advisory Partners, L.P. and SF Advisory Partners, L.P., has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 11,736,900 shares in the aggregate. John H. Scully (“Scully”), as one of three controlling persons of SPO Advisory Corp., which is the sole general partner of each of SPO Advisory Partners, L.P. and SF Advisory Partners, L.P., may be deemed to have shared power with William E. Oberndorf (“Oberndorf”) and William J. Patterson (“Patterson”) to vote or to direct the vote and to dispose or to direct the disposition of 11,736,900 shares held by SPO Advisory Partners, L.P. and SF Advisory Partners, L.P. in the aggregate. Because of his position as the trustee for the John H. Scully Living Trust, Scully may be deemed to have the sole power to vote or to direct the vote and to dispose or to direct the disposition of 200,000 shares held by the trust in the aggregate. Oberndorf, as one of three controlling persons of SPO Advisory Corp., which is the sole general partner of each of SPO Advisory Partners, L.P. and SF Advisory Partners, L.P., may be deemed to have shared power with Scully and Patterson to vote or to direct the vote and to dispose or to direct the disposition of 11,736,900 shares held by SPO Advisory Partners, L.P. and SF Advisory Partners, L.P. in the aggregate. Oberndorf may be deemed to have shared power to vote or to direct the vote and to dispose or to direct the disposition of 283,000 shares held in the William and Susan Oberndorf Trust. Individually, and because of his position as sole general partner of Oberndorf Family Partners, Oberndorf may be deemed to have the sole power to vote or to direct the vote and to dispose or to direct the disposition of 175,000 shares held by Oberndorf Family Partners, 474,192 shares held in Oberndorf’s Individual Retirement Accounts, which are self directed, and 22,000 shares owned by his minor children. Patterson, as one of three controlling persons of SPO Advisory Corp., which is the sole general partner of each of SPO Advisory Partners, L.P. and SF Advisory Partners, L.P., may be deemed to have shared power with Scully and Oberndorf to vote or to direct the vote and to dispose or to direct the disposition of 11,736,900 shares held by SPO Advisory Partners, L.P. and SF Advisory Partners, L.P. in the aggregate. Patterson may be deemed to have shared power to vote or to direct the vote and to dispose or to direct the disposition of 10,000 shares held by the Patterson Foundation. The John H. Scully Living Trust, acting through its trustee, has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 200,000 shares in the aggregate. The William and Susan Oberndorf Trust, acting through its trustees, has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 283,000 shares in the aggregate. Oberndorf Family Partners, acting through its sole general partner, has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 175,000 shares. Betty Jane Weimer has the sole power to vote or to direct the vote and to dispose or direct the disposition of 7,600 shares. The Elizabeth R. and William J. Patterson Foundation, acting through its two controlling persons, directors and executive officers, has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 10,000 shares. Ian McGuire has the sole power to vote or to direct the vote and to dispose or direct the disposition of 1,018 shares. Jeff S. Green has the sole power to vote or to direct the vote and to dispose or direct the disposition of 525 Shares.

(15)	See footnotes (2) through (11) to this table.

ELECTION OF DIRECTORS

     A Board of Directors consisting of eight directors is to be elected by the stockholders at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. Currently, the number of directors constituting the Board of Directors is fixed at eight.

     The Corporate Governance and Nominating Committee of the Board of Directors recommends the election of the eight nominees named below, all of whom are currently directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the eight nominees named below. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director. However, if such contingency should occur prior to the voting of proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

Name and Background	Year First Elected Director
William J. Schoen, age 69, has served as Chairman of the Board since April 1986. He was first elected a director in February 1983, became President and Chief Operating Officer in December 1983, Co-Chief Executive Officer in December 1985 and Chief Executive Officer in April 1986. He served as President until April 1997 and Chief Executive Officer until January 2001. From 1982 to 1987, Mr. Schoen was Chairman of Commerce National Bank, Naples, Florida, and from 1973 to 1981 he was President, Chief Operating Officer and Chief Executive Officer of The F&M Schaefer Corporation, a consumer products company. From 1971 to 1973, Mr. Schoen was President of the Pierce Glass subsidiary of Indian Head, Inc., a diversified company.	1983

Joseph V. Vumbacco, age 59, became Chief Executive Officer of the Company in January 2001. Prior to that and since April 1997, he has been the Company's President. Mr. Vumbacco also previously served as the Company's Chief Administrative Officer and Chief Operating Officer. He joined the Company as an Executive Vice President in January 1996 after 14 years with The Turner Corporation (construction and real estate), most recently as an Executive Vice President. Prior to joining Turner, he served as the Senior Vice President and General Counsel for The F&M Schaefer Corporation, and previously was an attorney with the Manhattan law firm of Mudge, Rose, Guthrie & Alexander.	2001

Name and Background	Year First Elected Director
Kent P. Dauten, age 49, served as a director of the Company from March 1981 through May 1983, and from June 1985 through September 1988. He was again elected a director in November 1988. Since February 1994, Mr. Dauten has been President of Keystone Capital, Inc., a private investment advisory firm founded by him. Mr. Dauten was formerly a Senior Vice President of Madison Dearborn Partners, Inc., a private equity investment firm, and of First Chicago Investment Corporation and First Capital Corporation of Chicago, the venture capital subsidiaries of First Chicago Corporation, where he had been employed in various investment management positions since 1979. Mr. Dauten also serves on the Board of Directors of Iron Mountain Incorporated.	1981

Donald E. Kiernan, age 64, is the retired Senior Executive Vice President and Chief Financial Officer of SBC Communications Inc. (telecommunications), a position he held from October 1993 to August 2001. Prior to that and since 1990, he served as Vice President of Finance for SBC Communications Inc. Mr. Kiernan is a Certified Public Accountant and former partner of Arthur Young & Company. Mr. Kiernan serves on the Board of Directors of LaBranche & Co Inc., MoneyGram International, Inc., Seagate Technology and BioNumerick Pharmaceuticals Inc.	2001

Robert A. Knox, age 52, became Senior Managing Director of Cornerstone Equity Investors, LLC, an investment advisory firm, in December 1996. From 1994 until December 1996, he was Chairman and Chief Executive Officer, and from 1984 to 1994 he was President, of Prudential Equity Investors, Inc., an investment capital firm. Prior to that, Mr. Knox was an investment executive of The Prudential Insurance Company of America. He also serves on the Board of Directors of several private companies, and is Vice Chairman of the Board of Trustees of Boston University.	1985

William E. Mayberry, M.D., age 75, is the retired Emeritus President and Chief Executive Officer of the Mayo Foundation and the retired Chairman of the Board of Governors of the Mayo Clinic, Rochester, Minnesota, where he had been employed in various capacities from 1956 until his retirement in 1992.	1994

William C. Steere, Jr., age 68, has served as a director of the Company since May 2003. He has been the Chairman Emeritus of Pfizer Inc. since July 2001, a Director since 1987 and was Chairman of the Board from 1992 to April 2001 and Chief Executive Officer from February 1991 to December 2000. Mr. Steere also serves on the Board of Directors of Dow Jones & Company, Inc., MetLife, Inc., the New York University Medical Center and The New York Botanical Garden, as well as on the Board of Overseers of Memorial Sloan-Kettering Cancer Center.	2003

Name and Background	Year First Elected Director
Randolph W. Westerfield, Ph.D., age 63, is Dean Emeritus and the Charles B. Thorton Professor of Finance at the Marshall School of Business at the University of Southern California, Los Angeles, California. From 1993 to 2004, Dr. Westerfield served as Dean of the Marshall School of Business. Previously, he was a member of the finance faculty at the Wharton School of Business at the University of Pennsylvania, for 20 years. Dr. Westerfield also serves on the Board of Directors of William Lyon Homes and Nicolas Applegate Growth Equity Fund.	2000

CORPORATE GOVERNANCE

Board Meetings and Committees of the Board

General

During the fiscal year ended September 30, 2004 (“Fiscal 2004”), the Board of Directors held four meetings. Each director attended at least 75% of the Board meetings and meetings of the Board committees on which he served. Company policy requires that each director attend the Company’s Annual Meeting of Stockholders or provide the Chairman of the Board with advance notice of his reason for non-attendance. Mr. Schoen, Mr. Vumbacco, Mr. Dauten, Mr. Kiernan, Mr. Knox, Dr. Mayberry and Dr. Westerfield each attended the 2004 Annual Meeting of Stockholders.

Stockholders and other securityholders may communicate directly with the Board of Directors (including for the purpose of recommending nominees to the Board of Directors as set forth under “Corporate Governance and Nominating Committee” below), by sending a written communication to the Company’s Corporate Secretary at the Company’s executive offices in Naples, Florida. The address of the Company’s executive offices is set forth on the first page of this proxy statement. The Corporate Secretary will promptly forward all such communications directly to the entire Board of Directors, to the Chairman of the Board, or to such Board committee or individual director to which such communications relate. The Corporate Secretary is also responsible for identifying securityholder communications that do not directly relate to matters for which the Board of Directors is responsible and forwarding such communications to the appropriate person(s) within the Company, as well as identifying and, if appropriate, directly responding to inappropriate communications.

The Board of Directors has standing Audit, Compensation, Corporate Governance and Nominating, and Executive Committees. The responsibilities of each such committee is summarized below. The Board of Directors has affirmatively determined that each of Mr. Dauten, Mr. Kiernan, Mr. Knox, Dr. Mayberry, Mr. Steere and Dr. Westerfield are independent for purposes of the listing standards of the New York Stock Exchange. In determining independence, each year the Board affirmatively determines whether directors have any material relationship with the Company. When assessing the materiality of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from the standpoint of the persons or organizations with which the director has an affiliation. The Board also considers the frequency or regularity of any services provided by directors, whether such services are being carried out at arms length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. The Board of Directors has concluded that no relationship between the Company and any of its independent directors exists, other than each such person’s status as a director of the Company.

The Charters of each of the Audit, Compensation, Corporate Governance and Nominating, and Executive Committees are available on the Company’s website located at www.hma-corp.com under the “Investor Relations” heading in the “Corporate Governance” subheading. In addition, both the Company’s Corporate Governance Guidelines, which are designed to promote the efficient operation of the Board of Directors, and the Company’s Code of Business Conduct and Ethics, are located on the Company’s website under the “Investor Relations” heading in the “Corporate Governance” subheading. The Company will provide, upon the request of any stockholder and without charge, a printed copy of any or all of the preceding corporate governance documents. The Company’s Chief Executive Officer and Chief Financial Officer also each provide the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange with compliance certifications required under the rules and regulations of the SEC and the listing standards of the New York Stock Exchange, respectively. The Company’s SEC certifications are included as exhibits to the Company’s quarterly reports on Form 10-Q and its annual reports on Form 10-K filed with the SEC, and the Company is current in its obligation to file certifications with the New York Stock Exchange.

The Company’s non-management directors, in accordance with the listing standards of the New York Stock Exchange, meet in executive session on a regular basis without management. Mr. Knox is the presiding director at each such meeting. Interested parties may communicate directly with the non-management directors by sending a communication to the Corporate Secretary in accordance with the securityholder communications procedures described above. Any such communications should be specifically directed to the attention of the non-management directors.

Audit Committee

The current members of the Audit Committee are Mr. Dauten (Chairman), Mr. Kiernan, Dr. Mayberry and Dr. Westerfield. The Board of Directors has determined that all of the members of the Audit Committee are independent for purposes of the listing standards of the New York Stock Exchange. The Board of Directors has also determined that Mr. Kiernan qualifies as an “audit committee financial expert” in accordance with applicable SEC rules. Mr. Kiernan serves on the audit committee of more than three public companies. The Board of Directors has determined that such service does not impair Mr. Kiernan’s ability to effectively serve on the Company’s Audit Committee.

The Audit Committee reviews with Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s financial statements and internal accounting procedures, Ernst & Young LLP’s auditing procedures and fees, and the possible effects of professional services upon the independence of Ernst & Young LLP. In addition, the Audit Committee provides oversight review of the Company’s corporate compliance program.

The Audit Committee works closely with the Company’s executive management team, its internal auditor and its independent registered public accounting firm to assist the Board of Directors in overseeing the Company’s accounting and financial reporting processes and financial statement audits. In furtherance of these responsibilities, the Audit Committee is charged with assisting the Board of Directors in its oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s independent registered public accounting firm; and (iv) the performance of both the Company’s internal audit function and its independent registered public accounting firm. The Audit Committee is also responsible for preparing the committee report that SEC rules require be included in the Company’s annual proxy statement and performing such other tasks as are consistent with the Audit Committee Charter. The Company’s Audit Committee Charter was most recently amended and restated on December 8, 2004, and a copy of the Audit Committee Charter is attached to this proxy statement as Appendix A. The Audit Committee held eight meetings during Fiscal 2004. The Audit Committee’s report relating to Fiscal 2004 appears on page 23 of this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Messrs. Dauten, Knox (Chairman) and Steere. The Board of Directors has determined that all of the members of the Compensation Committee are independent for purposes of the listing standards of the New York Stock Exchange. The Compensation Committee is responsible for reviewing and approving the Company’s goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer in light of those goals and objectives, and, either as a committee or together with the other independent directors of the Board of Directors (as directed by the Board of Directors), determining and approving the compensation of the Chief Executive Officer based on such evaluation. In addition, the Compensation Committee is responsible for making recommendations to the Board of Directors with respect to: (i) non-Chief Executive Officer executive officer compensation, incentive compensation plans and equity-based compensation plans subject to Board of Directors’ approval; (ii) discharging the Board of Directors’ responsibilities relating to the compensation of the Company’s executives; (iii) producing the committee report on executive officer compensation required by the SEC for inclusion in the Company’s annual proxy statement; and (iv) performing such other tasks as are consistent with the Compensation Committee Charter, which is available on the Company’s website located at www.hma-corp.com under the “Investor Relations” heading in the “Corporate Governance” subsection. The Compensation Committee held four meetings during Fiscal 2004. The Compensation Committee’s report relating to Fiscal 2004 appears on page 17 of this proxy statement.

Corporate Governance and Nominating Committee

The current members of the Corporate Governance and Nominating Committee are Messrs. Dauten, Kiernan (Chairman) and Knox. The Board of Directors has determined that all of the members of the Corporate Governance and Nominating Committee are independent for purposes of the listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee seeks to enhance the quality of nominees to the Board of Directors and is charged with identifying individuals qualified, consistent with criteria approved by the Board of Directors, to become directors and recommending that the Board of Directors nominate such qualified persons for election as directors. The Committee is also responsible for shaping the corporate governance of the Company, overseeing the evaluation of the Board of Directors and management, and performing such tasks as are consistent with the Corporate Governance and Nominating Committee Charter, which is available on the Company’s website located at www.hma-corp.com under the “Investor Relations” heading in the “Corporate Governance” subsection.

The Corporate Governance and Nominating Committee recommended the director nominees named in this proxy statement. The Corporate Governance and Nominating Committee considers director recommendations from stockholders. All director recommendations should be sent to the Company, to the attention of the Corporate Secretary, who will forward such recommendations to the Corporate Governance and Nominating Committee. It is the policy of the Corporate Governance and Nominating Committee, consistent with the Company’s Corporate Governance Guidelines, that all persons nominated to be a director possess the following qualifications and attributes: the highest level of personal and professional ethics, integrity and values; practical wisdom and mature judgment; broad training and experience at the policy-making level in business or finance; expertise useful to the Company and complementary to the background and experience of the other directors; a willingness to devote the required time to carrying out the duties and responsibilities of being a director; a commitment to serve on the Board of Directors for several years in order to develop an in-depth knowledge about the Company’s business and operations; an ability to objectively appraise the performance of management; and involvement only in activities or interests that do not conflict with his responsibilities to the Company and its stockholders.

The Corporate Governance and Nominating Committee evaluates director candidates that it believes meet the criteria described above through reference and background checks, interviews and an analysis of each candidate’s specific qualifications and attributes in light of the composition of the Board of Directors and the Company’s leadership needs at the time. From time to time, the Corporate Governance and Nominating Committee may also engage the services of an outside consultant to assist it by conducting searches to identify director candidates, evaluating candidates’ qualifications, handling reference and background checks, and making initial contact with potential candidates. The Corporate Governance and Nominating Committee held four meetings during Fiscal 2004.

Executive Committee

The current members of the Executive Committee are Messrs. Dauten, Knox, Steere and Schoen (Chairman). The Executive Committee is empowered to take such actions and have such responsibilities as the Board of Directors may determine from time to time that are not the responsibility of any other committee of the Board.

Compensation of Directors

During Fiscal 2004, the Company paid each non-employee director $10,000 per quarter for his services as a director. During Fiscal 2004, the Company also paid each non-employee director $5,000 for each meeting of the Board of Directors attended. In addition, each member of the Audit Committee received $1,500 for each Audit Committee meeting attended. The Chairman of the Compensation Committee and the Chairman of the Corporate Governance and Nominating Committee each received an additional $3,000 for service in such capacity. The Chairman of the Audit Committee received $5,000 for his service in such capacity. All of the Company’s directors (other than Mr. Schoen and Mr. Vumbacco, who do not receive director compensation) receive such payments, and during Fiscal 2004 such compensation aggregated $447,500. The Company also reimburses directors for reasonable expenses incurred by them in connection with attendance at Board and Committee meetings. Except as described below (i) under “Directors’ Stock Options” and (ii) in Footnote 1 to the Summary Compensation Table regarding payments made to Mr. Schoen for his service to the Company as its Chairman of the Board, the Company had no other compensation arrangement with any of its directors during Fiscal 2004.

Directors’ Stock Options

Pursuant to the Company’s Stock Option Plan for Outside Directors, during Fiscal 2004 the Company granted to each of Messrs. Dauten, Kiernan, Knox, Steere, Dr. Mayberry and Dr. Westerfield, each a non-employee director of the Company, an option, expiring on May 17, 2014, to purchase 5,000 shares of Common Stock at an exercise price of $22.77 per share. Each such option vests and is exercisable annually in 1,250 share increments commencing one year from the date of the grant. Accordingly, such options will be exercisable in full from and after the fourth anniversary of the date of grant. None of such options is transferable, except by will or intestacy, and during the optionee’s lifetime are exercisable only by the optionee. Unexercised options lapse 90 days after the optionee ceases to be a director of the Company, except that if the optionee dies while serving as a director, his options lapse six months after death.

During Fiscal 2004, Kent P. Dauten exercised options to purchase an aggregate of 25,157 shares as follows: 2,532 shares at $9.59 per share, 3,375 shares at $12.33 per share, 2,250 shares at $21.625 per share, 2,000 shares at $13.00 per share, 7,500 shares at $12.125 per share, 3,750 shares at $16.60 per share, 2,500 shares at $19.95 per share and 1,250 shares at $18.56 per share. Also during Fiscal 2004, Donald E. Kiernan exercised an option to purchase 2,500 shares at $16.60 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

During Fiscal 2004, with the exception of Mr. Kiernan, who inadvertently filed one report on Form 4 reporting a single transaction within ten days of the date of the transaction, all of the Company’s directors and executive officers timely complied with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making the foregoing statements, the Company has relied solely on the written representations of its directors and executive officers and copies of the reports that they have filed with the SEC.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee: (i) was an officer or employee of the Company or any of its subsidiaries during Fiscal 2004; (ii) was formerly an officer of the Company or any of its subsidiaries; or (iii) had any relationship requiring disclosure in this proxy statement pursuant to SEC rules. In addition, none of the Company’s executive officers served: (i) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee; (ii) as a director of another entity, one of whose executive officers served on the Company’s Compensation Committee; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION

Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the fiscal years ended September 30, 2004, 2003 and 2002, paid by the Company to those persons who were, during Fiscal 2004, the Chief Executive Officer of the Company and the four most highly compensated other executive officers of the Company (collectively, the “Named Executives”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
				Other Annual Compen- sation ($)(3)	Awards		Payouts
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Restricted Stock Awards ($)(4)	Options (#)	LTIP Payouts ($)(5)	All Other Compensation ($)
William J. Schoen	2004	$300,000	0	$ 53,310	0	0	$1,000,000	0
Chairman of the Board	2003	300,000	0	98,816	0	0	1,000,000	0
	2002	300,000	0	109,945	0	0	1,000,000	0

Joseph V. Vumbacco	2004	$675,000	$843,750	$ 73,690	$843,750	150,000	0	0
President and Chief	2003	650,000	812,500	55,862	812,500	100,000	0	0
Executive Officer	2002	600,000	750,000	54,203	750,000	100,000	0	0

Robert E. Farnham	2004	$285,000	$285,000	N/A	$285,000	50,000	0	0
Senior Vice President and	2003	260,000	260,000	N/A	260,000	30,000	0	0
Chief Financial Officer	2002	230,000	230,000	N/A	230,000	30,000	0	0

Peter M. Lawson (6)	2004	$302,500	$302,500	N/A	$302,500	40,000	0	0
Executive Vice President –	2003	276,250	276,250	N/A	276,250	30,000	0	0
Hospital Operations

Jon P. Vollmer (7)	2004	$302,500	$302,500	$ 57,039	$302,500	40,000	0	0
Executive Vice President –	2003	276,250	276,250	N/A	276,250	30,000	0	0
Hospital Operations

(1)	The amounts shown include cash compensation earned and paid during the fiscal year indicated as well as cash compensation deferred at the election of each Named Executive. Mr. Schoen’s salary figure for Fiscal 2004 includes payments made to him as the Company’s employed Chairman of the Board through the end of the first quarter of Fiscal 2004 and payments made to him as the Company’s non-employed Chairman of the Board for the remainder of Fiscal 2004 pursuant to an arrangement whereby Mr. Schoen performs services on behalf of the Company in addition to the services he provides to the Company as a director.

(2)	The bonuses shown were awarded and paid in the succeeding fiscal year for services rendered during the fiscal year indicated.

(3)	The amounts shown for Mr. Schoen in Fiscal 2004 includes, among other items, $19,016 for automobile expenses paid by the Company on his behalf and $16,958 attributed to the use by him of the Company’s aircraft. The amount shown for Mr. Schoen for the fiscal year ended September 30, 2003 (“Fiscal 2003”) includes, among other items, $32,550 for tax services paid by the Company on his behalf. The amount shown for Mr. Schoen for the fiscal year ended September 30, 2002 (“Fiscal 2002”) includes, among other items, $38,594 attributed to the use by him of the Company’s aircraft. The amount shown for Mr. Vumbacco for Fiscal 2004 includes, among other items, $41,548 attributed to the use by him of the Company’s aircraft. The amount shown for Mr. Vumbacco for Fiscal 2003 includes, among other items, $14,241 attributed to the use by him of the Company’s aircraft and $15,410 for automobile expenses paid by the Company on his behalf. The amount shown for Mr. Vumbacco for Fiscal 2002 includes, among other items, $19,318 attributed to the use by him of the Company’s aircraft and $15,245 for automobile expenses paid by the Company on his behalf. The amount shown for Mr. Vollmer for Fiscal 2004 includes, among other items, $28,772 for family health insurance expenses paid by the Company and $19,177 for automobile expenses paid by the Company on his behalf. For certain fiscal years shown, amounts have been marked as not applicable for certain of the Named Executives because the aggregate amount of perquisites and other personal benefits for such fiscal years did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus shown for such Named Executives.

(4)	The amounts shown reflect contingent awards of Common Stock pursuant to the Company’s 1996 Executive Incentive Compensation Plan. The awards shown were made in the succeeding fiscal year for services rendered during the fiscal year indicated and for future services to be provided during the period following the grant and prior to the vesting of the award on the fourth anniversary of grant. The Dollar values shown represent the aggregate market value of the shares awarded on the respective dates of the awards. Without giving effect to awards made after the close of Fiscal 2004, the aggregate numbers and Dollar values of such shares credited to the respective individuals’ contingent award accounts at the end of Fiscal 2004, based on the market value of the Common Stock at that time ($20.43 per share), were: Mr. Schoen-42,625 shares ($870,829); Mr. Vumbacco-127,602 shares ($2,606,909); Mr. Farnham-32,932 shares ($672,801); Mr. Lawson-24,435 shares ($499,207); and Mr. Vollmer-24,475 shares ($500,204). Dividends are not payable on such shares, but customary anti-dilution adjustments apply in the event of stock splits and stock dividends.

(5)	The amounts shown reflect the payment of benefits under the Company’s Supplemental Executive Retirement Plan. See “EXECUTIVE COMPENSATION-Supplemental Executive Retirement Plan.”

(6)	Mr. Lawson was named an executive officer on January 1, 2003. The amounts shown for Mr. Lawson for Fiscal 2003 include compensation paid to him for the entire fiscal year.

(7)	Mr. Vollmer was named an executive officer on January 1, 2003. The amounts shown for Mr. Vollmer for Fiscal 2003 include compensation paid to him for the entire fiscal year.

Stock Options

Shown below is further information on grants of stock options during Fiscal 2004 to the Named Executives. No stock appreciation rights (“SARs”) were granted in Fiscal 2004, and there are no SARs outstanding.

Option Grants in Fiscal 2004

	Individual Grants				Grant Date Value
Name	Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(1)
William J. Schoen	–	–	–	–	–
Joseph V. Vumbacco	150,000	6.9%	$22.77	5/17/2014	$1,519,500
Robert E. Farnham	50,000	2.3%	$22.77	5/17/2014	$ 506,500
Peter M. Lawson	40,000	1.8%	$22.77	5/17/2014	$ 405,200
Jon P. Vollmer	40,000	1.8%	$22.77	5/17/2014	$ 405,200

(1)	The hypothetical grant date present value for the options granted during Fiscal 2004 is presented pursuant to SEC rules and is calculated under the modified Black-Scholes Model for pricing options, a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in forecasting an option’s present value. Factors used to value the options shown on the table include the expected volatility rate of the shares underlying the options (.500), risk free rate of return (2.50%), dividend yield (0.4%) and projected time of exercise (5 years). The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the Common Stock at the time an option is exercised. There is no assurance that the hypothetical grant date present value of the options reflected on this table will be realized.

Shown below is information with respect to option exercises by the Named Executives during Fiscal 2004 and unexercised options to purchase Common Stock, granted to the Named Executives during and prior to Fiscal 2004 and held by them at the end of Fiscal 2004.

Aggregated Option Exercises in Fiscal 2004
and Fiscal Year-End Option Values*

			Number of Unexercised Options Held at Fiscal Year-End (#)		Value of Unexercised in-the-Money Options at Fiscal Year-End ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
William J. Schoen	2,025,000	$37,089,466	7,175,000	–	$57,247,500	–
Joseph V. Vumbacco	–	–	1,752,500	462,500	$10,830,525	$882,375
Robert E. Farnham	39,657	$612,567	198,875	112,500	$857,916	$145,025
Peter M. Lawson	32,500	$373,210	138,750	102,500	$397,175	$145,025
Jon P. Vollmer	51,875	$526,231	187,500	102,500	$531,375	$145,025

*	Pursuant to anti-dilution provisions of the respective plans, all numbers of shares and per share prices have been adjusted to give effect, as applicable, to seven 3-for-2 stock splits in the form of stock dividends paid on April 9, 1992, November 3, 1993, June 17, 1994, October 20, 1995, June 14, 1996, October 23, 1997 and July 17, 1998.

(1)	Expressed as the excess of the market value of the Common Stock at the end of Fiscal 2004 ($20.43) over the exercise price of each option.

Employment Agreements

The Company does not have employment agreements with any of its executive officers. See also Footnote 1 to the Summary Compensation Table on page 14 of this proxy statement.

Supplemental Executive Retirement Plan

The Company’s Supplemental Executive Retirement Plan (the “Supplemental Plan”) is a deferred compensation plan for key executive employees that is not intended to be tax-qualified. It commenced on May 1, 1990 for the Company’s executive officers. Each participant in the Supplemental Plan is entitled to receive a fixed monthly benefit, commencing on his normal retirement date, for the longer of 120 months or his life. The monthly benefit, which is determined by the Board of Directors, may vary for each participant and may be changed periodically by the Board. During Fiscal 2004, the Company recorded $1,060,000 of deferred compensation expense in respect of the Supplemental Plan. The Company estimates that the annual payment to each of the Named Executives, upon each Named Executive reaching age 62 and assuming he qualifies for payments under the Supplemental Plan at such time, will be as follows: Mr. Vumbacco-$275,000; Mr. Farnham-$121,000; Mr. Lawson-$121,000; and

Mr. Vollmer-$121,000. Mr. Schoen is presently receiving an annual payment of $1,000,000 under the Supplemental Plan. To qualify for benefits, a participant must continue as an employee until age 62 and must be an employee for at least five years after commencing participation. With respect to participants who have met these qualifications, a rabbi trust can be established to hold Company contributions. Generally, no benefit is paid if employment is terminated before a participant reaches his normal retirement date, regardless of the reason. However, benefits are payable if a participant’s employment is terminated by the Company following a change of ownership of the Company (as that term is defined in the Supplemental Plan). Upon such a change of ownership, a rabbi trust must be established for participants who have not begun to receive benefit payments and the Company must make contributions to such trust in accordance with the Supplemental Plan. In that case, the actuarial equivalent of a participant’s retirement benefit is paid in a single sum as soon as practicable after termination of employment for any reason. If such a change of ownership occurs after a participant has already begun to receive benefit payments, the actuarial equivalent of the remaining benefits payable will be paid in a single sum. In the event a participant dies after qualifying for retirement benefits but before all retirement benefits are paid, the remaining benefits payable will be paid to the participant’s designated beneficiary or legal representative. Life insurance contracts have been purchased by the Company to provide some or all of the benefits under the Supplemental Plan. Such contracts may be held by, or made payable to, any rabbi trusts established in connection with the Supplemental Plan.

Report of Compensation Committee With Respect to Executive Compensation

Executive Compensation Philosophy

The fundamental compensation philosophy of the Board of Directors is that there should be a substantial and meaningful connection between executive compensation, the quality of health care services delivered by the Company and stockholder value. Under the supervision of the Compensation Committee, which is comprised solely of independent directors and which also administers the Company’s 1996 Executive Incentive Compensation Plan, the Company’s prior Stock Incentive Plan for Corporate Officers and Management Staff and the Company’s prior stock option plans, the Company has developed and implemented compensation policies, plans and programs designed to enhance the quality of health care services delivered by the Company’s subsidiary hospitals as well as increase stockholder value by closely aligning the financial interests of the Company’s executive officers with those of its stockholders. In furtherance of these goals, annual base salaries are intended to serve as a portion of an executive’s achievable compensation.

The Board of Directors believes that attracting and retaining executives of high quality is essential to the Company’s continued growth and success. The Board of Directors further believes that the long term success of the Company is enhanced by a comprehensive compensation program that includes different types of incentives for motivating executives and rewarding outstanding service, including awards that link compensation to applicable measures of Company performance. The Company relies to a large degree on annual and long-term incentive compensation to attract and retain executives of outstanding ability and to motivate them to perform to the full extent of their abilities. Both the annual and long-term components of the incentive compensation policy are closely tied to quality of health care services provided, profitability and stockholder value. In years of outstanding achievement, the Board of Directors believes that the Company’s executive officers should be substantially rewarded for their respective contributions to the Company’s success through a combination of contingent cash and stock-based incentive awards.

The Executive Incentive Compensation Plan

The Executive Incentive Compensation Plan (the “EICP”), which was approved by the stockholders in 1996, is a comprehensive executive compensation plan which provides for contingent grants of performance or annual incentive awards that may be settled in cash, stock or other property, as well as stock options, SARs, restricted stock, deferred stock or other stock-related awards.

Executive Officer Compensation

The Company’s current total compensation program for executive officers consists of both cash and stock-based compensation. The annual cash compensation consists of a base salary and the awarding of contingent incentive bonuses pursuant to the EICP, as described below. The base salaries are fixed at levels that the Compensation Committee believes to be generally at or below amounts paid to highly-qualified senior executives at other large companies engaged in similar businesses as the Company. Salaries are generally reviewed every eighteen months and may be increased at that time based on (i) the Compensation Committee’s consensus that an individual’s contribution to the Company has increased, and/or (ii) increases in competitive pay levels.

In general, annual contingent cash compensation incentives for executives are intended to reflect the Company’s belief that management’s contribution to improving the quality of health care services and stockholder return are related to earnings growth. Under the current incentive compensation program under the EICP, a bonus (calculated as a percentage of base salary) may be paid to participants for each year in which the Company achieves, based upon audited fiscal year-end results, at least 75% of its profit plan. Each participant in this incentive compensation program is in one of eight bonus categories (ranging from 10% to 125% of base salary), and each participant’s proportionate share of the annual bonus depends upon the profit percentage achieved by the Company. Participants in this incentive compensation program are selected and assigned to bonus categories by the Compensation Committee. The Company’s executive officers who participate in this incentive compensation program are selected and assigned to bonus categories by the Compensation Committee.

Long-term incentives are currently intended to be provided through the grant of stock options and contingent stock awards. Under the EICP, the Compensation Committee has the authority to determine the individuals to whom stock options are granted, the terms on which option grants are made, as well as the term and the number of shares subject to each option. Through the grant of stock options, the objective of retaining future services of executive officers and aligning their long-range interests with improving health care services and stockholder return are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. In granting stock options to the Company’s senior management, the Compensation Committee reviews and considers the individual awards, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each option grantee. Stock options granted under the EICP are generally contingent upon completion of one to four additional years of future employment before vesting. During Fiscal 2004, options to purchase an aggregate of 2,126,000 shares of Common Stock were granted under the EICP, including the grant of options to purchase an aggregate of 280,000 shares to the Named Executives. See “EXECUTIVE COMPENSATION-Stock Options.”

Under the EICP stock incentive program, the Compensation Committee has the authority to award shares of Common Stock to all executive officers and senior managers of the Company. In making such awards, the Compensation Committee considers all of the factors discussed, and follows the procedure described, in the preceding paragraph. Stock awards under the EICP incentive program are contingent upon completion of four additional years of employment with the Company. The market value as of the award grant date of the shares credited to an executive’s contingent award account for any fiscal year may not exceed 100% of the executive’s bonus for the same year under the incentive compensation program discussed above. No shares are issued or reserved for the executive’s account at the time of an award, but are instead issued after the fourth anniversary of the award grant date, provided the executive is still an employee of the Company. During Fiscal 2004, the Company recorded $3,300,000 of compensation expense in respect of such stock awards.

Executive officers may also participate in the Company’s Retirement Savings Plan, a 401(k) plan, which includes both employer and employee contributions. In addition, the Company has a deferred compensation program that provides payments to key executive employees selected by the Board of Directors who reach normal retirement age. The amount of the benefit provided each executive is at the discretion of the Board. See “EXECUTIVE COMPENSATION-Supplemental Executive Retirement Plan.”

Chief Executive Officer Compensation

For Fiscal 2004, Mr. Vumbacco was paid a base salary in the aggregate amount of $675,000, which amount was approved by the Compensation Committee. The Compensation Committee believes this amount is at or below the amounts paid to other chief executive officers with comparable qualifications, experience, responsibilities and proven results at comparable companies.

The key factors used to determine Mr. Vumbacco’s Fiscal 2004 compensation package was the Compensation Committee’s assessment of his ability and dedication to provide the leadership and vision necessary to enhance the long-term value of the Company as well as his exemplary leadership during the fourth quarter of Fiscal 2004, when an unprecedented four hurricanes and one tropical storm made landfall in Florida within a 60 day period.

Consistent with the Company’s executive compensation philosophy, Mr. Vumbacco’s total compensation package depends largely on annual and long-term incentive compensation. The annual incentive component is currently made up of a cash bonus under the incentive compensation program of the EICP, paid after the end of the fiscal year and based on the quality of health care services delivered by the Company’s hospitals and the profitability of the Company. The long-term incentive component currently takes the form of stock options and contingent stock awards under the EICP. Mr. Vumbacco is also eligible to receive other awards under the EICP. Both the annual and long-term components of Mr. Vumbacco’s incentive compensation are variable and closely tied to corporate performance in a manner which encourages his continued dedication to improving health care services and building stockholder value.

In evaluating Mr. Vumbacco’s performance and setting his incentive compensation as the Company’s Chief Executive Officer, the Compensation Committee has taken particular note of Mr. Vumbacco’s record in the areas of quality of health care services provided, management efficiency, accreditation, nursing recruitment and retention, and leadership of the Company. In this regard, the Compensation Committee considered Mr. Vumbacco’s role in the outstanding QSM patient satisfaction survey results achieved by the Company during Fiscal 2004. QSM is a quality management program that questions patients on various topics relating to the quality of health care services received at the Company’s subsidiary hospitals and compares the results against specific patient-care objectives set by management and staff physicians. In addition, all of the facilities operated by the Company’s subsidiaries were fully accredited by the Joint Commission on Accreditation of Healthcare Organizations. The Compensation Committee also considered Mr. Vumbacco’s strong leadership in the Company’s Fiscal 2004 acquisition of five new hospitals and in meeting the Company’s hospital acquisition goal on the first day of the second month of Fiscal 2004. The Company’s Fiscal 2004 acquisitions added 1,061 licensed beds and expanded the Company’s operations into Missouri. Moreover, the Compensation Committee considered Mr. Vumbacco’s leadership role in the Company’s receipt of a favorable ruling from Florida First District Court, affirming Certificate of Need approval to build a 100-bed hospital in Collier County. In addition, the Compensation Committee considered Mr. Vumbacco’s exemplary leadership of the Company following the devastating impact of hurricanes Charlie, Frances, Jeanne and Ivan, which caused damage and disruption to all fourteen of the Company’s subsidiary hospitals located in Florida, as well as to one Company subsidiary hospital in South Carolina, and the speed with which the Company was able to have all affected hospitals resume operations. Furthermore, the Compensation Committee considered Mr. Vumbacco’s leadership in continued improvements to the Company’s nursing recruitment and retention efforts despite a national shortage of nursing personnel. During Fiscal 2004, under Mr. Vumbacco’s leadership, the Company once again saw material improvements in nursing turnover and vacancy rates as well as a reduction in the use of outside agency nurse staffing.

The Compensation Committee also considered Mr. Vumbacco’s leadership in achieving outstanding financial performance. Among the key indicators of the Company’s performance in Fiscal 2004, net patient service revenue increased 25.2% from $2,560.6 million Fiscal 2003 to $3,205.9 million in Fiscal 2004, and net income increased 14.7% from $283.4 million in Fiscal 2003 to $325.1 million in Fiscal 2004. Diluted earnings per share increased $.19 from $1.13 in Fiscal 2003 to $1.32 in Fiscal 2004.

Mr. Vumbacco’s short-term and long-term incentive compensation package for Fiscal 2004 included a cash bonus in an amount equal to 125% of his annual salary, a contingent stock award in an amount equal to his cash bonus, and the grant of an option to purchase 150,000 shares of Common Stock. Mr. Vumbacco’s compensation package focuses on the importance of ensuring his continued service to the Company and improving the health care services delivered by the Company’s subsidiary hospitals, as well as the need to increase stockholder value, by providing him with significant short-term and long-term incentive compensation for periods when performance objectives have been met or exceeded.

Compensation Committee:

Robert A. Knox, Chairman
Kent P. Dauten
William C. Steere, Jr.

Stock Price Performance Graph

The following graph sets forth a comparison of the cumulative total stockholder return on the Company’s Common Stock during the five-year period ended September 30, 2004, based on the market price thereof, with the cumulative total return of companies on the Standard & Poor’s 500 Stock Index (in which the Company is included) and companies on the S&P Health Care Sector Index (in which the Company is also included).

Assumes $100 invested on September 30, 1999 in the Company’s Common Stock, the companies comprising the Standard & Poor’s 500 Stock Index and the companies currently comprising the S&P Health Care Index. Total return assumes reinvestment of dividends.

There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

CERTAIN TRANSACTIONS

Pursuant to a Registration Agreement dated as of September 2, 1988, William J. Schoen, the Company’s Chairman of the Board, and Robert A. Knox, a director of the Company, have certain demand and “piggyback” registration rights, at the Company’s expense, with respect to registration under the Securities Act of all of their shares of Common Stock.

RELATIONSHIP WITH INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Company’s independent registered public accounting firm for Fiscal 2004. A representative of Ernst & Young LLP is expected to be present at the Meeting. That representative will have an opportunity to make a statement, if he should so desire, and will be available to respond to appropriate questions. The Company’s Audit Committee Charter requires that the Audit Committee have the sole authority to review in advance and pre-approve all auditing and non-audit fees and services provided to the Company by the Company’s independent registered public accounting firm, in accordance with applicable law, rules or regulations. The Audit Committee has pre-approved all such fees paid to Ernst & Young LLP.

Audit Fees

For Fiscal 2004, Ernst & Young LLP billed the Company an aggregate of $1,123,050 for professional services rendered for the audit of the Company’s Fiscal 2004 financial statements, the review of the Company’s financial statements included in the quarterly reports to the SEC on Form 10-Q filed by the Company during Fiscal 2004 and services for other statutorily required audits.

For Fiscal 2003, Ernst & Young LLP billed the Company an aggregate of $1,028,000 for professional services rendered for the audit of the Company’s Fiscal 2003 financial statements, the review of the Company’s financial statements included in the quarterly reports to the SEC on Form 10-Q filed by the Company during Fiscal 2003, services for other statutorily required audits, and services related to the issuance by the Company of its 1.50% Convertible Senior Subordinated Notes due 2023.

Audit-Related Fees

For Fiscal 2004, Ernst & Young LLP billed the Company an aggregate of $49,755 for assurance and related services that were related to the performance of Ernst & Young LLP’s audit and reviews of the Company’s financial statements. These services primarily consisted of the audit of the Company’s employee benefit plans, consultations regarding the implementation of Sarbanes-Oxley Section 404 controls and procedures and acquisition consultations.

For Fiscal 2003, Ernst & Young LLP billed the Company an aggregate of $25,656 for assurance and related services that were related to the performance of Ernst & Young LLP’s audit and reviews of the Company’s financial statements. These services primarily consisted of the audit of the Company’s employee benefit plans, consultations regarding the implementation of Sarbanes-Oxley Section 404 controls and procedures and acquisition consultations.

Tax Fees

For Fiscal 2004, Ernst & Young LLP billed the Company an aggregate of $1,526,311 for tax compliance, tax advice and tax planning services. These services consisted of the preparation of the Company’s annual tax returns and tax planning and advisory services.

For Fiscal 2003, Ernst & Young LLP billed the Company an aggregate of $819,995 for tax compliance, tax advice and tax planning services. These services consisted of the preparation of the Company’s annual tax returns, tax planning and advisory services, and executive tax services.

All Other Fees

For each of Fiscal 2004 and Fiscal 2003, Ernst & Young LLP provided no services other than as set forth above under Audit Fees, Audit-Related Fees and Tax Fees.

The Audit Committee has considered whether the provision of the services described above is compatible with maintaining the independence of Ernst & Young LLP and has determined that the provision of such services by Ernst & Young LLP is compatible with such firm’s independence.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of Ernst & Young LLP for non-audit accounting and tax services performed for the Company is limited to circumstances where these services are considered integral to the audit services that it provides or where there is another compelling rationale for using Ernst & Young LLP’s services. All audit and permitted non-audit services for which the Company engaged Ernst & Young LLP were pre-approved by the Audit Committee.

Report of the Audit Committee to Stockholders

The Audit Committee is currently comprised of four members of the Company’s Board of Directors, each of whom is independent pursuant to the New York Stock Exchange’s listing standards. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, in the form adopted by the Board of Directors on December 8, 2004. The Audit Committee Charter is attached as Appendix A to this proxy statement. The Audit Committee, among other things, reviews the Company’s financial statements and internal accounting procedures with the Company’s independent registered public accounting firm, discusses the possible effects of professional services upon the independence of the Company’s independent registered public accounting firm, provides oversight review of the Company’s corporate compliance program, and assists the Board of Directors in overseeing the Company’s accounting and financial reporting processes and financial statement audits.

The Audit Committee has: (i) reviewed and discussed the Company’s audited financial statements for Fiscal 2004 with the Company’s management and with Ernst & Young LLP, the Company’s independent registered public accounting firm; (ii) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (iii) received and discussed the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP their independence. When evaluating Ernst & Young LLP’s independence, the Audit Committee considered a number of factors, including whether Ernst & Young LLP’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining auditor independence. The Audit Committee also reviewed the amount of fees paid to Ernst & Young LLP for audit and non-audit services.

The Audit Committee also discussed with the Company’s internal and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s review of such discussions and reports, and subject to the limitations on the Committee’s role and responsibilities contained in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for Fiscal 2004 be included in the Company’s Annual Report on Form 10-K. The Audit Committee selects the Company’s independent registered public accounting firm annually at its February meeting.

Audit Committee:

Kent P. Dauten, Chairman
Donald E. Kiernan
William E. Mayberry, M.D.
Randolph W. Westerfield, Ph.D.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

In order for any stockholder proposal to be included in the Company’s proxy statement to be issued in connection with the 2006 Annual Meeting of Stockholders, the Company must receive such proposal no later than September 15, 2005. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such Annual Meeting. Stockholder proposals that are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before the 2006 Annual Meeting of Stockholders if notice thereof is received by the Company no later than November 29, 2005.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In order to curtail waste and reduce costs and in accordance with the SEC rules, the Company delivers only one proxy statement and annual report to multiple stockholders sharing an address, unless the Company receives contrary instructions from one or more of such stockholders. Notwithstanding the foregoing, the Company hereby undertakes to deliver promptly upon written or oral request a separate copy of its proxy statement and annual report to each stockholder at a shared address to which a single copy of the documents are delivered. If such a stockholder wishes to receive a separate copy of the proxy statement and annual report in the future, please contact ADP’s Householding Department, either by calling toll free at (800) 542-1061, or by writing to ADP, Attn: Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. Finally, stockholders sharing an address who currently receive multiple copies of proxy statements and annual reports, but who wish to receive only a single copy of such materials, can request that only a single copy be provided also by contacting ADP’s Householding Department at the number or address set forth above.

OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for action at the Meeting. Should any other matters come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Timothy R. Parry,
Corporate Secretary

Dated: January 13, 2005

APPENDIX A

AUDIT COMMITTEE CHARTER

December 8, 2004

HEALTH MANAGEMENT ASSOCIATES, INC.

AUDIT COMMITTEE CHARTER

I.FORMATION AND STATEMENT OF PURPOSE.

1)	Formation of Audit Committee. The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Health Management Associates, Inc. (the “Company”) was established prior to 1991. This Charter was adopted by the Board as the Committee’s Charter in December 2004.

2)	Committee’s Statement of Purpose. The Committee shall work closely with the Board, executive management, the Company’s internal auditor and any independent auditor of the Company in order to assist the Board in overseeing the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. In furtherance of the above responsibilities, the Committee is charged with assisting the Board in its oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the performance of the Company’s internal audit function and independent auditors. The Committee is also charged with the responsibility of preparing the report that the Securities and Exchange Commission rules require be included in the Company’s annual proxy statement and with the responsibility of performing such other tasks as are consistent with this Charter.

II.	ORGANIZATION.

1)	Composition of Committee Members; Independence Requirement; Other Requirements.

(a)	Independence. The Committee shall consist of at least three (3) members of the Board, and all Committee members shall meet the “independence” requirements of the rules and regulations of the NYSE (the “NYSE Rules”), including all provisions specific to audit committee members, the requirements of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other applicable regulatory requirements. In the event a Committee member serves on the audit committee of more than two additional public companies, in order to serve on the Committee the Board must determine that such simultaneous service will not impair the ability of such member to effectively serve on the Committee.

(b)	Financial Literacy. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee.

(c)	Financial Expertise. At least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, and shall satisfy the definition of a “audit committee financial expert” set forth under Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

2)	Election and Term of Committee Members. Each Committee member shall be appointed by resolution adopted by the majority of the entire Board and shall hold office at the pleasure of the Board and until his or her successor has been duly appointed and qualified, or until his or her prior resignation or removal.

3)	Removal or Resignation. Any Committee member may be removed with or without cause by vote of the majority of the entire Board. Any member of the Committee may resign from the Committee at any time by giving written notice to the Board or the Board’s Chairman. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or the Chairman, and the acceptance of the resignation shall not be necessary to make it effective. The resignation of a director as a Committee member shall not constitute such director’s resignation from the Board.

4)	Place, Time, and Procedural Matters of Committee Meetings. The Committee should meet a minimum of four (4) times per year. One Committee member shall serve as the Chair of the Committee and the Board shall determine which member shall be the Chair. The Committee will meet at such times and places as shall be determined by the Chair, or as may be requested by any two Committee members, upon three (3) days notice to each member personally, by mail or by written telecommunication. The agenda of each Committee meeting will be prepared under the direction of the Chair and, whenever reasonably practicable, circulated to each Committee member prior to the meeting date. The Chair will preside, when present, at all Committee meetings. A meeting prior to the Company’s fiscal year-end shall be held with the internal auditor, independent auditors and management to discuss the scope and objectives of both the internal and external examinations. A post-audit meeting with the same parties in attendance shall be held to review and discuss written comments and/or other matters noted during the internal and independent auditors’ examinations, along with management’s response to each. The Committee shall also hold private sessions with management, the internal auditors and the independent auditors separately, as necessary or desirable, to encourage candid discussions of any sensitive issues. In addition to the foregoing, and as necessary or desirable, members of management, general counsel, the internal auditor, the Chief Corporate Compliance Officer, representatives of the outside auditor and such other persons as the Committee determines shall be present at any Committee meeting or make presentations to the Committee.

5)	Action by the Committee. A majority of the Committee shall constitute a quorum. Any action required or permitted to be taken at any Committee meeting may be taken without a meeting if all members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee. Members of the Committee may participate in a Committee meeting by conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting by these means shall constitute presence in person at the meeting.

6)	Minutes. Minutes shall be prepared for all meetings of the Committee to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, and shall be approved as presented or as modified at the next Committee meeting.

III.	DUTIES AND RESPONSIBILITIES.

The primary duties and responsibilities of the Committee shall be as follows:

1)	Responsibilities Relating to Registered Public Accounting Firms. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing any other audit, review or attest services for the Company. The Committee shall instruct the independent auditor to report directly to the Committee.

2)	Pre-Approvals. The Committee shall have the sole authority to review in advance, and grant appropriate pre-approvals of: (i) all auditing services to be provided by the independent auditors; (ii) all non-audit services to be provided by the independent auditors as permitted pursuant to Section 10A of the Exchange Act (subject to exceptions for de minimus amounts set forth in such section); and (iii) in connection therewith to approve all fees and other terms of engagement. The Committee shall also approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Exchange Act with respect to non-audit services provided by the independent auditors. The foregoing pre-approvals may be delegated to a subcommittee or the Chair, provided that all decisions made by such subcommittee or the Chair be presented to the full Committee at its next scheduled meeting.

3)	Independent Auditor Review and Evaluation. At least annually, the Committee shall obtain and review a report by the independent auditor describing: (i) such auditor’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of such auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by such firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company. The Committee is responsible for actively engaging in a dialog with the independent auditor with respect to all disclosed relationships or services that may impact the objectivity and independence of the independent auditor. Following such dialog and after reviewing the foregoing report, the independent auditor’s work throughout the year and such other factors as the Committee shall determine, the Committee shall review and evaluate the independent auditor’s qualifications, performance and independence. The Committee’s evaluation shall include, among other things, a review of the lead partner of the independent auditor and shall take into account the opinions of Company management and personnel of the internal audit department. The Committee shall also take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence. The Committee shall ensure the rotation of the lead partner as required by law and shall consider whether there should be regular rotation of the independent audit firm. The Committee shall present its conclusions with respect to the independent auditor to the Board.

4)	Financial Statement Discussion; Annual Report Recommendation and Report. The Committee shall meet to review and discuss the Company’s annual audited financial statements and quarterly financial statements with Company management and the independent auditor, including reviewing the Company’s specific disclosures under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5)	Annual Report Recommendation. The Committee shall be responsible for recommending to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K and shall prepare the report required to be included in the Company’s annual proxy statement pursuant to the rules of the Securities and Exchange Commission.

6)	Audit Difficulties. The Committee shall review with the Company’s independent auditor any audit problems or difficulties and the response of Company management thereto. Such review shall include, but not be limited to, any restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreement with Company management, any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), any communications between the independent auditor’s audit team and such independent audit firm’s national office respecting auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by such independent audit firm to the Company. The foregoing review shall also include a discussion of the responsibilities, budget and staffing of the Company’s internal audit function. The Committee shall be responsible for the resolution of all disagreements between Company management and the independent auditor regarding financial reporting.

7)	Financial Reporting Review. The Committee shall review and discuss: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures which the Company may implement on the financial statements of the Company; and (iv) the type and presentation of any information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s review and discussion of earnings press releases may be done by the Committee generally (i.e., the types of information to be disclosed and the type of presentation to be made) and need not occur in advance of each earnings release or each instance in which the Company provides earnings guidance.

8)	Financial Disclosure Practices. The Committee shall review the appropriateness, not just the acceptability, of the Company’s current and proposed financial disclosure practices, including the degree of aggressiveness or conservatism of its accounting principles, and of the underlying management estimates for significant accruals and reserves.

9)	Outside Advisors; Investigations; Legal Compliance. The Committee shall have the authority to engage independent legal and other advisors, as it determines necessary to carry out its duties, without obtaining Board approval. The Committee may conduct or authorize investigations into any matter within the Committee’s scope of responsibilities. In addition, the Committee shall review the Company’s procedures for compliance with laws, governmental regulations and the NYSE Rules, including, among other things, monitoring the Company’s Corporate Compliance Program by meeting with the Company’s General Counsel, Chief Corporate Compliance Officer and such other persons as the Committee may determine.

10)	Funding. The Committee shall be provided with the appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for the payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (ii) compensation to any advisors employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate.

11)	Risk Assessment and Management. The Committee shall discuss policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The discussions undertaken by the Committee shall include the Company’s major financial risk exposures and steps taken by Company management to monitor and control such exposures.

12)	Internal Audit Function and Review. The Company’s internal audit function shall be reviewed and evaluated by the Committee on a regular basis. Such review shall include, among other things, the staffing, policies, and procedures for the internal audit department, as well as any significant internal audit findings and management’s responses thereto. In addition, the Committee shall provide periodic feedback on the performance of the Company’s Chief Financial Officer, internal auditors, Chief Corporate Compliance Officer, and other financial managers to the Chief Executive Officer or the Compensation Committee of the Board, as appropriate.

13)	Separate Meetings; Information and Communication. On a periodic basis, the Committee shall meet separately with management, the internal auditor and the independent auditor. In addition, the Committee shall facilitate communications among non-Committee directors, management, the internal auditor, and the independent auditor.

14)	Review of Section 10A Reports. The Committee shall review all reports required to be submitted by the independent auditor pursuant to Section 10A of the Exchange Act.

15)	Former Auditor Employee Hiring Policy. The Committee shall set hiring policies for employees or former employees of the independent auditor.

16)	Confidential Treatment of Complaints. The Committee shall establish procedures for: (i) the receipt, retention and treatment of complaints received by Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

17)	Code of Ethical and Business Conduct. The Committee shall review and discuss with management the code of ethical and business conduct established by the Company. The Committee shall review and approve: (i) any change or waiver in the code of ethical and business conduct for directors and officers (including the Company’s Chief Financial Officer and its Controller and persons performing similar functions); and (ii) any disclosure required to be made under any rules adopted by the Securities and Exchange Commission regarding such change or waiver.

18)	Review and Training. The Committee shall review various financial areas of the Company (e.g., operational finance, reimbursement, management information systems, and disaster plans) as a means of expanding the Committee’s knowledge and understanding of the Company’s operations and its business and financial risks, and in order to provide ongoing training to the Committee’s members.

19)	Committee Performance Oversight. The Committee shall conduct on an annual basis a performance evaluation and review of the Committee.

20)	Committee Charter Evaluation. The Committee shall review and assess the adequacy of this Charter on an annual basis and shall recommend any proposed changes to the Board for approval.

21)	Committee Member Qualifications. The Committee shall evaluate and review on a regular basis Committee member qualifications, appointment and removal and Committee structure and operations, including the authority to delegate to subcommittees.

IV.	REPORTING.

The Committee shall report to the Board on a regular basis, outlining its activities since the previous meeting. This report shall discuss any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the qualifications, performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit function, any specific findings observed by the Committee, any actions the Committee has taken, the Committee’s plans for future meetings, and such other matters the Committee shall determine necessary or desirable.

V.	OTHER.

While the Committee has the responsibilities and powers set forth in this Charter, the role of the Committee is oversight and it is not the duty of the Committee to prepare the Company’s financial statements, to plan or conduct audits of those financial statements, to determine that those financial statements are complete and accurate and in accordance with GAAP, or to determine that disclosures have been properly made. This is the responsibility of the Company’s management and the independent auditor.

VI.	COMPLIANCE.

All actions of the Committee and all power and authority granted by this Charter are subject to any restrictions and obligations which may be contained in the Company’s Certificate of Incorporation or Bylaws, the NYSE Rules, the Exchange Act and other applicable laws, rules and regulations.

HEALTH MANAGEMENT ASSOCIATES, INC. 5811 PELICAN BAY BLVD., SUITE 500 NAPLES, FL 34108	VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the
postage-paid envelope we have provided or return it to
Health Management Associates, Inc., c/o ADP, 51
Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HLTHM1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HEALTH MANAGEMENT ASSOCIATES, INC.

Election of Directors.
1.	Nominees:		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
	01) William J. Schoen 02) Joseph V. Vumbacco 03) Kent P. Dauten 04) Donald E. Kiernan	05) Robert A. Knox 06) William E. Mayberry, M.D. 07) William C. Steere, Jr. 08) Randolph W. Westerfield, Ph.D.
2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.
Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

ADMISSION TICKET

2005 Annual Meeting of Stockholders

February 15, 2005 at 1:30 p.m. at

Ritz-Carlton Golf Resort Naples
2600 Tiburon Drive, Naples, Florida 34109

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side or his or her designated proxy and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver's license. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Thank you for your proxy submission.

▼ FOLD AND DETACH HERE ▼	▼ FOLD AND DETACH HERE ▼

PROXY

HEALTH MANAGEMENT ASSOCIATES, INC.

2005 Annual Meeting of Stockholders

     The undersigned hereby appoints WILLIAM J. SCHOEN and TIMOTHY R. PARRY, and each and any of them, proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock of HEALTH MANAGEMENT ASSOCIATES, INC. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at the Ritz-Carlton Golf Resort Naples, 2600 Tiburon Drive, Naples, Florida 34109, on Tuesday, February 15, 2005 at 1:30 p.m., local time, and any adjournment thereof.

     This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This Proxy revokes any prior Proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the eight named nominees for director. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated January 13, 2005, describing more fully the proposal set forth herein.

(continued and to be signed on the reverse side)